EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of PEDEVCO Corp. on Form S-8, of our report dated March 22, 2021, with respect our audits of the consolidated financial statements of PEDEVCO Corp. as of December 31, 2020 and 2019, and the years then ended, appearing in the Annual Report on Form 10-K of PEDEVCO Corp. for the year ended December 31, 2020.

/s/ Marcum LLP

Marcum LLP
Houston, Texas
September 1, 2021